UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

November 8, 2017

Date of report (Date of earliest event reported)

Axsome Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37635	45-4241907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Broadway, 9th Floor New York, New York (Address of principal executive offices)	10004 (Zip Code)

Registrant’s telephone number, including area code (212) 332-3241

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition

On November 8, 2017, Axsome Therapeutics, Inc. (the “Company” or “Axsome”) issued a press release announcing its financial results for the three months ended September 30, 2017 and an update on the Company’s operations.  The Company is furnishing a copy of the press release, which is attached hereto as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On November 8, 2017, Axsome provided, in the press release referenced above, an overview of recent product candidate pipeline events, corporate development activities, and anticipated near-term clinical milestones, as follows:

Pipeline Update

•                  AXS-05: Axsome is evaluating AXS-05 (bupropion and dextromethorphan fixed-dose combination) in two separate Phase 3 clinical programs for treatment resistant depression (“TRD”) and Alzheimer’s disease (“AD”) agitation. AXS-05 is a novel fixed-dose combination of dextromethorphan (an NMDA receptor antagonist, sigma-1 receptor agonist, and serotonin and norepinephrine reuptake inhibitor) and bupropion (a norepinephrine and dopamine reuptake inhibitor, which also increases the bioavailability of dextromethorphan), under development for the treatment of central nervous system (“CNS”) disorders.

TRD: Axsome is enrolling the STRIDE-1 study, a Phase 3, multicenter, randomized, double-blind, active-controlled trial to assess the efficacy and safety of AXS-05 in TRD, defined as major depressive disorder which has failed to respond to two or more antidepressant treatments.

AD Agitation: In July 2017, Axsome announced enrollment of the first patient in the ADVANCE-1 study, a Phase 2/3, multicenter, randomized, double-blind, controlled trial to evaluate the efficacy and safety of AXS-05 in patients with agitation associated with AD.

•                  AXS-02: Axsome is evaluating AXS-02 (disodium zoledronate tetrahydrate) in three separate Phase 3 clinical programs: complex regional pain syndrome (“CRPS”), knee osteoarthritis (“OA”) associated with bone marrow lesions (“BMLs”), and chronic low back pain (“CLBP”) associated with Modic changes (“MCs”). AXS-02 is a potent osteoclast inhibitor being developed as an oral, non-opioid, targeted, potentially first-in-class therapeutic for chronic pain.

CRPS: Axsome is enrolling the CREATE-1 study, a global, randomized, double-blind, placebo-controlled Phase 3 clinical trial to assess the efficacy and safety of AXS-02 in the treatment of pain in patients with CRPS. CREATE-1 incorporates an interim analysis for efficacy which will be performed by an independent data monitoring committee (“IDMC”) and results of the analysis are expected late December 2017 to early January 2018. Approaching the interim analysis, approximately 85 subjects have been randomized to date. Enrollment of subjects in the trial is ongoing and will continue through the interim analysis.

Knee OA associated with BMLs: Axsome is evaluating AXS-02 in the COAST-1 study, a global, randomized, double-blind, placebo-controlled Phase 3 clinical trial to assess the efficacy and safety of AXS-02 in the treatment of the pain of knee OA associated with BMLs. An interim analysis to assess the sample size of the study will be performed by an IDMC on the first approximately 60 subjects enrolled in the trial. The interim analysis will be performed by the same IDMC and at the same meeting as the interim analysis for the CREATE-1 trial.

•                  AXS-06: Axsome is developing AXS-06 (MoSEIC™ meloxicam and esomeprazole) for the relief of the signs and symptoms of OA and Rheumatoid Arthritis (RA), and the reduction in the risk of developing upper gastrointestinal ulcers in patients at risk of developing nonsteroidal anti-inflammatory drug (“NSAID”) associated upper gastrointestinal ulcers. AXS-06 is an oral, non-opioid, rapidly-absorbed, once-daily, COX-2 preferential pain therapeutic with a gastroprotectant.

In July 2017, Axsome announced positive topline results from a Phase 1 pharmacokinetic study of AXS-06 which demonstrated, for the first time, rapid achievement of peak plasma levels of meloxicam after oral administration. The median Tmax for meloxicam, the trial’s primary endpoint, was 9 times faster for AXS-06 as compared to commercially available Mobic® (meloxicam) tablets. Axsome also received, from the U.S. Food and Drug Administration, Pre-Investigational New Drug Application written guidance on a proposed clinical developmental program for AXS-06. Based on this guidance, Axsome believes that AXS-06 is Phase 3-ready.

Corporate Update

•                  In September 2017, Cedric O’Gorman, M.D. was appointed Senior Vice President, Clinical Development and Medical Affairs. Dr. O’Gorman was previously Vice President of Medical Affairs at Intra-Cellular Therapies; U.S. medical lead for psychiatry at Genentech/Roche; and Medical Director, U.S. Medical Affairs at Pfizer.

•                  In July 2017, Axsome announced the appointment of John Golubieski as Chief Financial Officer (CFO) effective August 4, 2017. Mr. Golubieski was previously CFO of Osmotica Holdings; CFO of Fougera Pharmaceuticals, the former U.S. business of Nycomed; Senior Vice President, Financial Planning & Analysis of King Pharmaceuticals; and Senior Director, Strategic Analysis in the Worldwide Medicines Group at Bristol-Myers Squibb.

Anticipated Near-Term Clinical Milestones

•                  Clinical Trial Readouts:

•                  Phase 3 CREATE-1 trial of AXS-02 in CRPS, interim efficacy analysis (late December 2017 to early January 2018)

•                  Phase 3 COAST-1 trial of AXS-02 in knee OA associated with BMLs, interim analysis (late December 2017 to early January 2018)

•                  Phase 3 STRIDE-1 trial of AXS-05 in TRD, top-line data (1H 2018)

Item 9.01.                Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit Number	Description
99.1	Press release dated November 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Axsome Therapeutics, Inc.

Dated: November 8, 2017	By:	/s/ Herriot Tabuteau, M.D.
	Name:	Herriot Tabuteau, M.D.
	Title:	Chief Executive Officer